EXHIBIT 10.14
CONSULTING AND SERVICES AGREEMENT

This Consulting and Services Agreement (this “Agreement”) is entered into as of March 1, 2018, among (a) Visualant, Incorporated, a Nevada corporation with its principal place of business located at 500 Union Street, Suite 810, Seattle, WA 98101 (the “Company”), and (b) Blaze, Inc. a Delaware corporation, with its principal place of business located at 201 Galer St., Seattle, WA 98109 (“Blaze”), and Phillip A. Bosua, an individual residing at 201 Galer St., Seattle, WA 98109 (“Bosua”). Blaze and Bosua are sometimes referred to herein collectively as the “Consultants.”

RECITALS

A. Pursuant to a letter agreement executed in July 2017 (the “Letter Agreement”), the Consultants have been performing certain services for the Company in exchange for the consideration described in the Letter Agreement. For purposes of this Agreement, the “Effective Date” shall mean the date the Letter Agreement was executed, which coincides with the period during which the Consultants have been providing services to the Company.

B. Pursuant to the Letter Agreement, 50,000 shares of the Company’s common stock (the “Common Stock”) have been issued to Bosua and an additional 50,000 shares of Common Stock will be issued to Bosua. All rights of the Consultants to the remaining 100,000 shares under the Letter Agreement are being forfeited in consideration of the arrangement contemplated by this Agreement and in separate agreements between the Company and Bosua.

C. This Agreement is intended to encompass the entire agreement of the parties during the Term (as defined below).

AGREEMENT

1. Engagement of Consultants. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultants as independent contractors to perform the services set forth herein, and the Consultants hereby accept such engagement.

2. Services and Duties. The Consultants will perform services as requested from time to time by the Company (the “Services”). Completeness of work product shall be determined by the Company, and the Consultants agree to make all revisions, additions, deletions, or alterations as reasonably requested by the Company.

3. Term. The term of this Agreement shall be deemed to have commenced on the Effective Date and shall continue in full force and effect through the earlier of (a) completion of the Consultants’ respective duties under this Agreement or (b) termination of this Agreement in accordance with Section 10 below. The Agreement may be extended thereafter by written agreement of all the parties.

4. Compensation. The compensation payable by the Company to Blaze shall be as agreed separately in writing by all the parties to this Agreement.

5. Written Reports. The Company may request that project plans, progress reports and a final results report be provided by the Consultants on a periodic basis. The results report shall be in such form and setting forth such information and data as is reasonably requested by the Company.

6. Intellectual Property; Related Matters. Except as otherwise set forth in this Agreement or in a separate agreement signed by the parties hereto, any and all inventions, discoveries, developments and innovations (the “Intellectual Property”) of the parties shall be subject to the following terms:

a.
Any Intellectual Property conceived by the Company prior to the Term, whether or not utilized by the Consultants in rendering the Services, shall remain the property of the Company.

b.
Any Intellectual Property conceived by the Consultants prior to the Term, whether or not utilized by the Consultants in rendering the Services, shall remain the property of the Consultants.

c.
Any Intellectual Property conceived by the Consultants or the Company during the Term, and utilized by the Consultants in rendering the Services, shall be jointly owned by the Consultants and the Company.

7. Confidentiality. The parties have executed a Mutual Non-Disclosure Agreement with an effective date of on or about August 23, 2017 (the “Mutual NDA”). The parties agree that the Mutual NDA shall remain in full force and effect in accordance with its terms.

8. Prohibition Against Insider Trading. The Consultants hereby acknowledge that each of them are aware, and further agree that Blaze will advise those of its directors, officers, employees, and agents who may have access to non-public information about the Company, that US securities laws prohibit any person who has material, non-public information about a company, from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

9. Conflicts of Interest; Non-hire Provision. The Consultants each represent that they are free to enter into this Agreement and that this engagement does not violate the terms of any agreement between either of the Consultants and any third party. Further, neither of the Consultants, in rendering the Services, shall utilize any invention, discovery, development, improvement, innovation, or trade secret which it does not have the legal right to so utilize. During the Term, Blaze shall cause its employees, contractors, and agents to devote as much of their productive time, energy and abilities to the performance of their duties hereunder as is necessary to perform the required Services in a timely and productive manner. Notwithstanding the foregoing, Blaze is expressly free to perform services for other parties while performing the Services for the Company.

10. Termination. The Company, on the one hand, and the Consultants on the other hand, may terminate this Agreement for any reason upon 15 days’ written notice.

11. Independent Contractors. This Agreement shall not render either of the Consultants an employee, partner, agent of, or joint venturer with the Company for any purpose. The Consultants are and will remain independent contractors to the Company. The Company shall not be responsible for withholding taxes with respect to either Consultant’s compensation hereunder. The Consultants shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

12. Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, and permitted successors and assigns. Consultants may not assign this Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld.

13. Choice of Law. The laws of the state of Washington shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto and any disputes under this agreement are subjected to the exclusive jurisdiction of the courts of the State of Washington.

14. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by electronic mail; or upon deposit with the United States Post Office, by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to the parties at the addresses set forth in the introductory paragraph of this Agreement, or at such other address as either party shall have furnished to the other.

15. Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

20.   Entire Understanding. This Agreement (together with the Mutual NDA) constitutes the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations (including but not limited to the Letter Agreement) are hereby terminated and canceled in their entirety and are of no further force and effect.

21.     Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(signature page follows)

VISUALANT, INCORPORATED

By
/s/ Ronald P. Erickson
Ronald P. Erickson
CEO

BLAZE INC.

By
/s/ Jeris K. Bosua
Jeris K. Bosua
Chief Executive Officer

PHILLIP A. BOSUA

/s/ Philip A. Bosua
[Signature]

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